UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

ZALE CORPORATION
(Name of Registrant as Specified in its Charter)

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           On May 23, 2014, Zale Corporation sent a letter to its stockholders.  A copy of such letter is set forth below.

May 23, 2014

Dear Fellow Stockholder,

Zale’s special meeting of stockholders on Thursday, May 29, 2014 is fast approaching, and it is extremely important that you vote as soon as possible.  The Zale Board of Directors unanimously recommends that you vote  “FOR” the proposed transaction with Signet as it strongly believes that the transaction provides compelling and immediate value for Zale stockholders.

Please take a moment to cast your vote, via telephone (1-800-690-6903) or Internet (www.proxyvote.com), or by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.  Time is limited as your vote must be received by the meeting, so please act today.

THE SIGNET TRANSACTION PROVIDES SIGNIFICANT AND COMPELLING VALUE

The $21.00 cash per share consideration represents a significant 41% premium over both Zale’s closing stock price on February 18, 2014, the day prior to the public announcement of the transaction, and the Company’s three-month volume weighted average closing price for the period ended February 18, 2014.  It also represents a significant 85% premium to the volume weighted average closing price of Zale’s stock over the twelve-month period ended February 18, 2014, and a valuation of Zale at 18.5 times the Company’s EBITDA for the twelve-month period ended January 31, 2014.

The substantial merits of the transaction include:

●	Signet’s $21.00 cash per share price provides certain, compelling and immediate value to all Zale stockholders.

●	Zale’s strong and independent Board, with substantial retail and jewelry industry experience, unanimously approved the transaction with Signet.

●
The Signet transaction represents immediate and certain value for stockholders, providing a compelling present value for achieving the EBITDA targets in the three-year business plan, while also eliminating the significant risk to Zale stockholders of failing to achieve those targets.

●	Since the transaction was announced on February 19, 2014, no other parties have expressed interest in acquiring Zale.

●	Importantly, there is risk of a material decline in the Company’s share price if the transaction does not close.

LEADING PROXY ADVISORY FIRM RECOMMENDS
THAT ZALE STOCKHOLDERS VOTE FOR THE PROPOSED TRANSACTION

We are pleased that Institutional Shareholder Services (“ISS”), a leading independent proxy voting and corporate governance advisory firm, recommends that Zale stockholders vote “FOR” the proposed transaction with Signet. In its May 22, 2014 recommendation, ISS stated:

“Given the significant premium of the current offer to an already-healthy share price, which had appreciated considerably over the prior year, and represented a premium on key valuation multiples to other industry competitors; the board’s arguments that the business plan projections represent very difficult stretch targets intended to challenge management rather than guide investors; the company’s most recent quarterly results, reported Tuesday, which beat expectations on EBITDA and EPS but missed on revenue, the key metric on which the business plan predicated the bulk of its margin expansion over the next two years; and the potentially significant downside risk – both in trading prices over the near term and in achievement of the strategic plan over the next several years – a vote FOR the transaction is warranted.”*

YOUR VOTE IS IMPORTANT

PLEASE VOTE “FOR” THE SIGNET TRANSACTION TODAY

The Zale Board of Directors unanimously recommends that you vote “FOR” the proposed transaction. Your vote is extremely important, no matter how many or how few shares you own.  The affirmative vote of holders of a majority of Zale’s outstanding shares is required to approve the proposal to adopt the merger agreement.  Failing to vote has the same effect as a vote against the proposal to adopt the merger agreement.  Please take a moment to vote “FOR” the proposal to adopt the merger agreement today - by telephone (1-800-690-6903), by Internet (www.proxyvote.com) or by signing, dating and returning the proxy card in the postage-paid envelope provided.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 488-8095 or via email at zale@dfking.com.

The Zale Board believes that this transaction represents significant and compelling value for your investment and strongly encourages you to cast your ballot to adopt the merger agreement.

Sincerely,

Theo Killion
Chief Executive Officer

For more information, please see Zale’s definitive proxy statement, which was filed with the SEC on May 1, 2014.  Zale urges all stockholders to review the definitive proxy statement and other materials as they contain important detailed information about the merger agreement and the reasons why the Zale Board approved the merger agreement.

* Permission to use quotation from the ISS report was neither sought nor obtained.

About Zale

Zale Corporation is a leading specialty retailer of diamond and other jewelry products in North America, operating approximately 1,680 retail locations throughout the United States, Canada and Puerto Rico, as well as online.  Zale Corporation’s brands include Zales Jewelers, Zales Outlet, Gordon’s Jewelers, Peoples Jewellers, Mappins Jewellers and Piercing Pagoda.  Zale also operates webstores at www.zales.com, www.zalesoutlet.com, www.gordonsjewelers.com, www.peoplesjewellers.com, and www.pagoda.com.  Additional information on Zale Corporation and its brands is available at www.zalecorp.com.

Safe Harbor for Forward-Looking Statements

Any statements in this communication about Zale’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts, including statements regarding the proposed acquisition of Zale by Signet (the “proposed transaction”) and the expected timetable for completing the proposed transaction that are not historical facts, are forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions.  All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed in the statements.  Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties’ ability to consummate the proposed transaction on the expected timetable or at all; the conditions to the completion of the proposed transaction, including the receipt of stockholder approval; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers, competitors or suppliers) may be greater than expected  following the announcement of the proposed transaction; the retention of certain key employees of Zale may be difficult; Zale is subject to intense competition and increased competition is expected in the  future; and general economic conditions that are less favorable than expected. Additional information and other factors are contained in Zale’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (“SEC”). Because the factors referred to above and other risk factors, including general industry and economic conditions, could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements.  Further, any forward-looking statement speaks only as of the date of this communication, based on information available to Zale as of the date hereof, and Zale disclaims any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Use of Non-GAAP Financial Measures

This communication contains a non-GAAP measure as defined by SEC rules.  This non-GAAP measure is EBITDA, which is defined as earnings before interest, income taxes and depreciation and amortization.  We believe this measure could be useful in evaluating the merger.  This non-GAAP measure should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net earnings (loss). The Company’s calculation of this non-GAAP measure may differ from others in its industry and is not necessarily comparable with similar titles used by other companies.  Please refer to the appendix of the Company’s investor presentation, which is available on the Company’s website at www.zalecorp.com/merger and is an exhibit to the Current Report on Form 8-K filed with the SEC by the Company on May 13, 2014, for a reconciliation of this non-GAAP measure to the most comparable GAAP financial measure.